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               SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC 20549


                            FORM 8-K
                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
             the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 1997


                    ALLEGHENY POWER SYSTEM, INC.
      (Exact name of registrant as specified in its charter)

     Maryland                 1-267               13-5531602
     (State or other          (Commission File    (IRS Employer
      jurisdiction of          Number)            Identification
      incorporation)                              Number)


                        10435 Downsville Pike
                   Hagerstown, Maryland 21740-1766
              (Address of principal executive offices)


Registrant's telephone number,
     including area code:                            (301) 790-3400


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Item 5.   Other Events.

               At the special meeting of stockholders of the registrant held on August 7, 1997, the registrant's stockholders voted (1) to approve the ssuance of shares of common stock, par value $1.25 per share, of the registrant contemplated by the Agreement and Plan of Merger, dated as of April 5, 1997 (the "Merger Agreement"), among DQE, Inc. ("DQE"), the registrant and AYP Sub, Inc. and (2) to approve an amendment to the Restated Charter of the registrant to change the name of the registrant to Allegheny Energy, Inc.

               At the annual meeting of stockholders of DQE held on August 7, 1997, DQE's stockholders voted to approve the adoption of the Merger Agreement and to approve the transactions contemplated by the Merger Agreement.


                                      SIGNATURES


          Pursuant to the requirements of the Securities Exchange
          Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                               ALLEGHENY POWER SYSTEM, INC.


Date:  August 25, 1997         By: /s Jay S. Pifer
                               Name:  Jay S. Pifer
                               Title: Senior Vice President